Exhibit 99.2

NEWS RELEASE for April 27, 2016 at 6:00 AM ET

GENTHERM WINS FIRST ELECTRONICS COMPONENT CONTRACT

Contract Award from Major North American Automotive Manufacturer; Innovation Improves Functional and Cost of a Popular Vehicle Optional Feature

NORTHVILLE, MI (April 27, 2016) . . . Gentherm (NASDAQ-GS:THRM), the global market leader and developer of innovative thermal management technologies, announced today that its Electronics Business Unit (EBU) has developed a unique, leading edge electronics product, based on an advanced engineering design improving an existing technology currently used on many vehicle models in the automotive industry. Gentherm also announced that the new product, the first electronics product developed by its EBU for sale directly to customers, has resulted in an important multi-year contract win for the EBU from a major automobile manufacturer. This new contract is projected to generate revenue of approximately $10 million annually, on a single vehicle model, beginning in early 2019.

The new electronics product creates a more advanced and cost effective electronics solution than what is currently used by traditional automotive design. Gentherm has applied for five patents related to this new product and its application due to its unique engineering design that eliminates costs for complementary system components.

This EBU product now being marketed to a broad range of automotive customers demonstrates Gentherm’s ability to apply its innovative electronic technologies into increasingly sophisticated products that can serve a variety of markets, noted President and CEO Daniel R. Coker.  The Company estimates the total market for this new electronics product to be approximately $300 million in 2016 and growing by double digits, with added potential applications of the technology throughout the vehicle, Coker added.

“Our talented team of engineers has created an electronics solution that represents a significant advance in automotive electronics and has the potential for many other uses in the auto industry and beyond,” Coker said. “It clearly demonstrates that our advanced engineering and innovative capabilities have the potential to open a completely new electronics business, generate new customer revenue and serve a broad spectrum of markets. We believe this electronics solution will be appealing to our existing and future customers, as it provides substantial cost savings compared to traditional electronic designs.”

About Gentherm

Gentherm (NASDAQ-GS: THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Automotive products include actively heated and cooled seat systems and cup holders, heated and ventilated seat systems, thermal storage bins, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery thermal management systems, cable systems and other electronic devices. Non-automotive products include remote power generation systems, heated and cooled furniture, patient temperature management systems, industrial environmental test chambers and related product testing services, and other consumer and industrial temperature control applications. The Company’s advanced technology team is developing more efficient materials for thermoelectrics and new systems for waste heat recovery and electrical power generation. Gentherm has more than 10,000 employees in facilities in the U.S., Germany, Canada, China, Hungary, Japan, Korea, Macedonia, Malta, Mexico, Ukraine and Vietnam.

For more information, go to www.gentherm.com.

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated's goals, beliefs, plans and expectations about its prospects for the future and other future events.  The forward-looking statements included in this press release are made as of the date hereof or as of the date specified and are based on management's current expectations and beliefs.  Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause the Company's actual performance to differ materially from that described in or indicated by the forward looking statements. Those risks include, but are not limited to, delays or difficulties in developing and delivering new products, that new products may not be accepted by customers or feasible to manufacture and sell, that additional financing requirements may be necessary to develop such products but will not be available, that new competitors may arise or that adverse conditions in the industry in which the Company operates may occur. The foregoing risks should be read in conjunction with other cautionary statements included herein, as well as in the Company's annual report on Form 10-K for the year ended December 31, 2015 and subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact:	DresnerAllenCaron
Mike Mason (investors)
mmason@dresnerallencaron.com
(212) 691-8087

Rene Caron (investors)
rcaron@dresnerallencaron.com

Len Hall (media)
lhall@dresnerallencaron.com
(949) 474-4300

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